                                                                   EXHIBIT 10.39


                             PURCHASE AGREEMENT

     This Purchase Agreement and its Exhibit A ("Form of Warrant"), Exhibit B ("Registration Rights Agreement"), Exhibit C ("Convertible Note"), and Exhibit D ("Legal Opinion of Company Counsel") are made as of May 28, 1996, by and between VASCO CORP., a Delaware corporation ("Company") with its principal office at 1919 South Highland, Lombard, Illinois 60148 ("Company") and KYOTO SECURITIES, LTD., a Bahamian corporation ("Purchaser").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

                                   SECTION 1.
         Authorization and Sale of Shares of Common Stock, and Warrants

     1.1 Authorization of Sale of Shares of Common Stock and Warrants. Subject to the terms and conditions of this Purchase Agreement, the Company has authorized the private placement sale to the Purchaser of up $3,000,000 worth of the Company's common stock, par value $0.001 per share (the "Shares of Common Stock"), consisting of up to 666,666 Shares of Common Stock, at a price per share of $4.50 per share, and a total of 100,000 Common Stock warrants ("Warrants").

     (a) Each Common Stock Warrant authorizes the purchase of one (1) Share of Common Stock of the Company at an exercise price of $4.50 per share for up to five (5) years after closing of this Offering ( "Closing").

     (b) The Company's Shares of Common Stock; the Shares of Common Stock to be issued upon exercise of the Warrants ("Warrant Shares"); the shares of Company Common Stock to be issued upon the conversion of all or a portion of the Convertible Note issued to Purchaser pursuant to the terms of this Purchase Agreement ("Note Conversion Shares"); and the shares of Company Common Stock received by Purchaser in lieu of cash interest payments as identified in
Section 2.1 (a) herein ("Note Interest Shares") are restricted from sale, through any transaction on any exchange or market where the Company's Shares of Common Stock are listed or traded, until June 7, 1998, except in a private transaction, or in accordance with the Registration Rights Agreement referred to in Section 1.2 below, and will bear the following legend:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as Amended, or the securities law of any state and thus may not be offered for sale, sold, transferred or otherwise disposed of through any transaction on any exchange or market where the Company's Shares of Common Stock are listed or traded, until June 7, 1998, unless registered under the Securities Act of 1933, as Amended, and the securities laws of the applicable State, or in accordance with a Registration Rights Agreement, dated May 28, 1996, on file with the Company, or unless exemptions from such registration are available."

     (c) The certificates representing the Warrants (the "Warrant
Certificates") shall be in substantially the form attached hereto as Exhibit A. The Warrants are exercisable immediately into the restricted Shares of the Common Stock of the Company.

     1.2 Sale of Shares of Common Stock and Warrants. The Company agrees to sell to the Purchaser, and Purchaser agrees to buy from the Company, upon the terms and conditions hereinafter set forth, 666,666 Shares of Common Stock at a price of $4.50 per Share of Common Stock, including 100,000 Warrants for a total purchase price for both Shares and Warrants of three million dollars ($3,000,000.00). The Company will grant to Purchaser certain registration rights ("Registration Rights") for all Shares of Common Stock and Warrants issued pursuant to this Purchase Agreement as set forth in Exhibit B hereto.

     1.3 Payment Schedule. The Purchaser agrees to make the following Non-refundable Deposit and Purchase Payments, in accordance with the following payment schedule:

     (a) At the time of the execution of this Purchase Agreement, Purchaser will make a non-refundable cash deposit, by wire transfer, to the Company in the amount of $250,000 ("Non-refundable Deposit") to an account designated by the Company in consideration of Purchaser's agreement to the terms and conditions of this Purchase Agreement, and Purchaser's undertaking to provide all of the funds identified herein on or before the dates specified for the purchase of the Shares of Common Stock, Warrants, and the Note, defined in
Section 2 below.

          (i) This deposit is irrevocable by the Purchaser and is solely in consideration of the parties hereto executing this Purchase Agreement, and it shall immediately become the property of the Company. After the execution and receipt of the Non-refundable Deposit by the Company, Purchaser will have no further claim of any kind on Non-refundable Deposit funds, except as set forth below.

          (ii) However, in the event that Purchaser makes all of the Purchase Payments specified in Section 1 herein required by this Purchase Agreement and fulfills all of the terms and conditions set forth in Section 2 below regarding the purchase of the Note, as defined therein, the Non-refundable Deposit shall be applied against the Purchase Payment for the last 55,555 Shares of Common Stock purchased pursuant to this Purchase Agreement.

     (b) On or before June 7, 1996, Purchaser will make a cash deposit, by wire transfer, to an account designated by the Company, in the amount of no less than $1,000,000 to be applied against the purchase of the Company's Shares of Common Stock ("First Purchase Payment"). The Company agrees to deliver to Purchaser within 10 business days of receipt of the First Purchase Payment, certificates, representing the exact number of 222,222 Shares and 33,333 Warrants purchased by Purchaser, registered in the Purchaser's name, or its nominee.

     (c) On or before June 30, 1996, Purchaser will make a cash deposit, by wire transfer, to an account designated by the Company, in an amount equal to $1,750,000 ("Second Purchase Payment"). This Second Purchase Payment will be applied against the purchase of the remaining 444,444 Shares of Common Stock and remaining 66,667 Warrants covered by this Purchase Agreement. The Company agrees to deliver to Purchaser within 10 business days of receipt of the First Purchase Payment, certificates, representing the exact number of Shares and Warrants purchased by Purchaser, registered in the Purchaser's name, or its nominee.

                                 SECTION 2.
               Authorization and Sale of 9%, Convertible Note

     2.1 Authorization of Sale of 9% Convertible Note. Subject to the terms and conditions of this Purchase Agreement, the Company has authorized the private placement sale to the Purchaser of a $5,000,000 Convertible Note, attached hereto as Exhibit C, which will pay interest at the rate of 9% per year, payable quarterly with a term of 5 years and one (1) day ("Note"). To the extent that any of the terms and conditions of this Purchase Agreement are in conflict with any of the terms and conditions of the Note, the terms and conditions of the Note shall control.

     (a) The Purchaser will have the ongoing option to elect at each interest payment due date to pay the interest payment due in either cash or stock. If the payment is in Note Interest Shares, they will be restricted in accordance
Section 1.1(b) above, and the value of said Note Interest Shares will be determined as set forth in paragraph 2.1(d ) below.

     (b) The conversion price for the Common Shares underlying the Note during the first twelve (12) months from date of issuance ("First Year") will be $15.00.

          (i) The Company may force conversion of the Note during the First Year if, during any 20 day trading period, the average closing price of the Company's Common Stock as reported on the National Association of Securities Dealer's NASDAQ market ("NASDAQ") is at or above $22.50 per share.

          (ii) At any time during the First Year, Purchaser may elect to convert the Note at a price of $15.00 per Common Share underlying the Note.

          (iii) At the end of the First Year, the conversion price will be $12.00 per Common Share underlying the Note for the remaining term of the Note.

     (c) If at any time during the term of the Note, Company shall propose to publicly offer shares of its common stock at a gross price of $22.50 per share, or less ("Low Offering Price"), Purchaser shall have the following redemption rights ("Purchaser Redemption Rights"): (i) at such time as the Company proposes to make a Low Price Offering, Company shall notify Purchaser of such proposal: (ii) at any time up to and including the completion and closing of the Low Price Offering, including the receipt of proceeds from such offering, Purchaser shall have the right to send notice to the Company of its election to have the Note and all amounts payable thereunder paid to Purchaser ("Redemption Notice"): and (iii) within five (5) business days of the Redemption Notice, the Company shall pay to Purchaser all amounts due and owing pursuant to the Note.

     (d) If Purchaser shall have had a Purchase Redemption Right pursuant to Subsection C above, and if Purchaser shall not have exercised such right and the time for exercise of such right shall have elapsed, then the Company shall have the following rights: at any time during the term of the Note, the Company may force an automatic conversion of the Note at a price of $15.00 per Common Share underlying the Note, if the Company files a registration statement that:
(a) becomes
effective with the Securities Exchange Commission allowing a public offering of the Common Stock of the Company at an effective offering price of $15.00, or above; and (b) generates proceeds to the Company in excess of $5,000,000. Nothing contained in this Section 2.1 (d) shall limit or terminate any right of Purchaser to convert the Note at any time into shares of the Company's common stock pursuant to the other provisions of this Purchase Agreement or the provisions of the Note.

     (e) The determination of the average trading price of the Shares of Common Stock of the Company shall be defined as the average NASDAQ, or NASDAQ "Bulletin Board" closing price for the prior 20 trading days from the date of such determination.

     2.2 Sale of Convertible Note. The Company agrees to sell to the Purchaser, and Purchaser agrees to buy from the Company, the Note attached hereto as Exhibit C.

     2.3 Payment Schedule. The Purchaser agrees to purchase the Note for the following ("Note Payments") in accordance with the following note schedule.

     (a) On or before June 7, 1996, Purchaser, at its own cost, will provide the Company with a $5,000,000 (U.S. Funds) letter of credit ("Letter of Credit") or guarantee of equal credit worthiness, satisfactory to the Company, in order for the Company to comply with the terms and conditions of the Heads of Agreement, as identified in Section 4 herein. However, the Letter of Credit may not be drawn upon before July 24, 1996.

     (b) On or before July 24, 1996 ("Final Funding Date"), Purchaser will purchase the Note for $5,000,000 and Company will release the Letter of Credit to Purchaser.

     (c) If the Letter of Credit is drawn upon, such draw shall constitute full and final payment by Purchaser for the Note.

                                 SECTION 3.
                  Sale of Additional Shares of Common Stock

     3.1 Subsequent Sales of Shares of Common Stock At any time on or after the date hereof, the Company may sell additional Shares of Common Stock with 15% Warrant Coverage, as defined herein, to such persons and upon such terms as may be approved by the Board of Directors of the Company.

                                 SECTION 4.
                Representations and Warranties of the Company

     The Company represents and warrants to the Purchaser as follows:

     (a) The Company has provided Purchaser with documents, records and books pertaining to this investment, including the Company's December 31, 1995 year-end Consolidated Financial


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

Statements as set forth in Form 10-SB, ("December 31, 1995 Audited Financials"), First Quarter unaudited summary financials ("First Quarter Results"), the Company's Form 10-SB, filed with the Securities and Exchange Commission on May 10, 1996 ("Registration Statement"); and the Company's confidential 1996-7 projected income statements ("Confidential Company Projections").

     (b) The "December 31, 1995 Audited Financial Statements and the related statement of income, accumulated deficit and cash flow for the year then ended (together with the notes thereto, if any): (A) are in accordance with the books and records of the Company; (B) are complete and correct. (C) present fairly the financial position and results of operations of the Company as of the date and for the period indicated; and (D) have been prepared in accordance with generally accepted accounting principles consistently applied. Also, as of the date of this Subscription Agreement, the Company has released its First Quarter unaudited summary financials.

     (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Company's Registration Statement; the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company.

     (d) The Company has full power and authority (corporate and otherwise) to enter into this Purchase Agreement and to perform the transactions contemplated hereby. Each of this Purchase Agreement, Registration Rights Agreement, and the Warrant Certificates has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms, except as rights may be limited or by equitable principles and except as enforcement hereof may be limited to applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the execution and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any lease, contract or other agreement or instrument to which the Company is a party or by which its properties are bound, or (ii) the Certificate of Incorporation or By-Laws of the Company or (iii) any, law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body binding on the company; and the Company is not required to obtain or make (as the case may be) any consent, approval, authorization, order, designation or filing by or with any court or regulatory, administrative or other governmental agency or body is required for the consummation by the Company of the transactions herein contemplated, except such as may be required under the Securities Act of 1933, as amended (the "Act") and state securities laws. The Company has reserved, from its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to provide for the exercise of the Warrants in accordance with the terms of the Warrant Certificates.

     (e) The authorized capital stock of the Company is as stated in the Registration Statement under the caption "Capitalization," and, as of the date hereof, the Company has outstanding 15,793,575 shares of Common Stock, all of which are validly issued, fully paid and non-assessable and which represent all of the outstanding shares of capital stock of the Company.

     (f) The shares of Common Stock to be purchased from the Company hereunder, and the shares of Common Stock issuable upon the exercise of the Warrants, have been duly authorized for issuance and, when issued and delivered to the Purchaser by the Company against payment therefor in accordance with the terms of this Agreement will be duly and validly issued and fully paid and nonassessable.

     (g) Subsequent to the respective dates as of which information is given in the Registration Statement and which information supplied to the Purchaser under subparagraph 4(a) above, there has not been (i) any material adverse change, or any development which, in the Company's reasonable judgment, is likely to cause a material adverse change, in the business, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company or its future prospects, (ii) any transaction which is material to the Company, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business,
(iv) any change in the capital stock or outstanding indebtedness of the Company or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

     (h) The Company presently has two wholly owned subsidiaries: VASCO Data Security, Inc. ( "VDSI") and VASCO Data Security Europe ("VDSE"). In addition, the Company owns a 15% interest in Lintel Security SA/NV ("Lintel"). The Company has agreed to acquire another 36% interest on or before July 1, 1996, resulting in a 51% ownership. The Company is required to acquire the remaining 49% of Lintel subject to the occurrence of certain events and criteria, including profitability and certain product sales volumes achieved through December 31, 2001. Except for these holdings, the Company does not presently have any other subsidiaries, nor does it presently own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. The Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the applicable jurisdiction of their incorporation and have all requisite corporate power and authority to own and lease their properties, and to carry on their business as presently conducted and as proposed to be conducted.

     (i) The Company covenants that the specific use of the proceeds of the
Note is to secure a $5,000,000 (U.S. Funds) guaranteed payment No. 1 as set forth in, and in accordance with the terms and conditions of a certain Heads of Agreement, dated May 13, 1996, by and among, VASCO CORP., VASCO DATA SECURITY EUROPE S.A. and DIGILINE INTERNATIONAL LUXEMBOURG, DIGILINE S.A., DIGIPASS S.A., and DOMINIQUE COLARD and TOPS S.A.

("Heads of Agreement"). If the Company fails to apply the note proceeds in accordance with Payment No. 1 of the Heads of Agreement, the Company shall redeem the Note by January 10, 1996.

                                 SECTION 5.
               Representations and Warranties of the Purchaser

     The Purchaser, its agents, nominees, successors, and assigns hereby represent and warrant to the Company as follows:

     (a) The Purchaser hereby acknowledges: (a) that it, and all of the investors are "accredited investors;" as that term is defined in the 1933 Act;
(b) that now or hereafter all investors in the Purchaser are non-United States citizens; (c) that a portion of the Note interest payments it receives from the Company may be subject to tax withholding under United States Income Tax laws. Purchaser further acknowledges that this transaction has not been scrutinized by the Commission or any officer of any jurisdiction.

     (b) The Purchaser acknowledges that all documents, records and books pertaining to this investment, including the Company's December 31, 1995 Audited Financials, First Quarter Results, the Company's Form 10-SB, filed with the Securities and Exchange Commission on May 10, 1996 ("Form 10-SB"); and the Company's confidential 1996-7 projected income statements ("Confidential Company Projections") have been made available to the Purchaser and the Purchaser understands that the books and records of the Company will be available prior to its execution hereof, upon reasonable notice, for its inspection during reasonable business hours at the Company's principal office. The Purchaser further acknowledges that it has signed a confidentiality agreement ("Confidentiality Agreement") with the Company as it pertains to certain information deemed to be confidential by the Company, including, but not limited to, the Confidential Company Projections.

     (c) The Purchaser further acknowledges, represents and warrants that it understands that neither the Shares of Common Stock, nor the Common Stock underlying the Warrants have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities, laws, and such securities are being offered and sold under the exemption from registration provided by Rules 505 and 506 promulgated by the Commission under the Act. The Purchaser is aware of the risks associated with an investment in the unregistered securities of the Company; and confirms it has read and understands The Registration Rights Agreement, identified as Exhibit B hereto.

     (d) This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser, individually, and as agent for a yet to be formed investment fund, enforceable personally, and in accordance with its terms, except as may be limited by applicable laws or equitable principles and except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Purchaser is an accredited investor as such term is defined in Regulation D.



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


                                 SECTION 6.
                             Commission Schedule

     6.1 The Commission Schedule for Shares of Common Stock and Warrants. The Company agrees to pay to the parties identified below in this Section 6, commissions for the purchase of the Shares of Common Stock with 15% Warrant Coverage as follows:

     (a) For the first $2,000,000, the Company will pay a total of 7% in cash and 7% in Warrants, for a total of $140,000 in cash and 31,111 Warrants, as follows:

          (i) To Purchaser, 5% cash, or $100,000 and 5% Warrants, or 22,222 Warrants;

          (ii) To Company's investment banker, First Analysis Securities Corporation ("First Analysis"), 2% cash, or $40,000, and 2% Warrants, or 8,889 Warrants.

     (b) For the next $1,000,000, the Company will pay to Purchaser only, a total of 7% in cash and 7% in Warrants, for a total of $70,000 in cash and 15,555 Warrants.

     (c) Purchaser shall have no obligation for the above representative's commissions.

     6.2 Commission for the Purchase of the Note. For the purchase of the Note, as defined below, the Company agrees to pay to Purchaser only, a 7% commission, payable in the amount of 55,555 Shares of Common Stock, and 7% Warrants. The exact number of Warrants issued will be based upon the actual conversion price, as determined in Section 2 to this Purchase Agreement, and as set forth immediately below:

          (i) If the conversion price is at $15.00, the number of Warrants will be 23,333;

          (ii) If the conversion price is at $12.00, the number of Warrants will be 29,166.

     (c) Purchaser shall have no obligation for the above representative's commissions.

                                 SECTION 7.
                     Conditions to Closing of Purchaser

     The Purchaser's obligation to purchase the Shares of Common Stock with Warrants, and the Note in the stated amounts and on or before the dates specified herein is subject to fulfillment or waiver, as of the Purchase Payment Dates or Final Funding Date specified herein, of the following conditions:

     (a) The representations and warranties made by the Company herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the date of each payment with the same force and effect as if they had been made on and as of said date.

     (b) All covenants, agreements and conditions contained in this Purchase Agreement to be performed by the Company on or prior to the Final Funding Date shall have been performed or complied with in all respects.

     (c) The Purchaser shall have received a legal opinion of Laidley, Sutter & Porter, counsel to the Company, insubstantially the form of Exhibit D.

                                 SECTION 8.
                      Conditions to Closing of Company

     The Company's obligation to sell and issue the Shares of Common Stock, Warrants, and the Note is subject to the fulfillment or waiver, as of the Purchase Payment dates or Final Funding date specified herein, of the following conditions:

     (a) The representation made by each Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     (b) All covenants, agreements and conditions contained in the Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

                                 SECTION 9.
                                Miscellaneous

     7.1. Waivers and Amendments. The terms of this Agreement (including, without limitation, the Warrant Certificates) may be waived or amended only with the written consent of the Company and Purchaser. The failure by any party at any time to enforce or to require the performance of any provision of this Purchase Agreement shall in no way be construed to be a waiver of any such provision and shall not affect the rights of such party hereunder thereafter to enforce or require the performance of such provision in accordance with the terms of this Agreement.

     7.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Illinois, without regard to the conflict of laws rules thereof.

     7.3. Successors and Assigns. This Agreement may not be assigned by a Purchaser without the written consent of the Company.

     7.4. Entire Agreement. This Agreement, which includes Exhibits A, B, C, & D attached hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

     7.5 Notices, etc. All notices and other communications required or permitted under this Agreement shall be in writing and may be sent by personal delivery, by telecopy, overnight delivery service or U.S. Mail, in which event it shall be mailed first-class, certified or registered, postage prepaid. All such notices and communications must be addressed to the Company or the Purchaser, as the case may be, at their respective addresses and telecopy number set forth herein, or at such other address or telecopy number as the Company or the Purchaser shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof and (A) in the case of notices and communications sent by personal delivery or telecopy, three hours after such notice or communication arrives at the applicable addresses or was successfully sent to the applicable telecopy number (B) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the first business day following the day such notice or communication was sent, and (C) in the case of notices and communications sent by U.S. mail, five days after such notice or communication shall have been deposited in the U.S. mail.

     7.6 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     7.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.8 Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transactions contemplated hereby.

     7.9. Expenses. The Company and each Purchaser shall bear its own expense incurred on its behalf with respect to this Purchase Agreement and the transactions contemplated hereby, including fees of legal counsel.

     7.10. Survivability. The respective representations and covenants of the parties hereto shall survive the Closing of the transactions contemplated hereby, including issuance of the Shares of Common Stock and the Common Stock underlying the Warrants.

     7.11. Information. The Company shall furnish to each Purchaser, upon the request of such Purchaser, any publicly-available filing made by the Company with the Securities and Exchange Commission and such other publicly-available information as may be reasonably requested by the Purchaser for so long as the Purchaser is the holder of any Warrant purchased hereunder.

     The foregoing agreement is hereby executed as of the date first above written.


COMPANY:
VASCO CORP.

a Delaware Corporation.



By: /s/ T. Kendall Hunt
   -------------------------------
Title: President



PURCHASER:
KYOTO SECURITIES, LTD.
a Bahamian corporation


By: /s/ Charles P. Villeneuve
   -------------------------------
Title: President


By: /s/ Charles P. Villeneuve
   -------------------------------
       Charles P. Villeneuve

                                  EXHIBIT A

Number:                                                 **_______** Shares

                                    VASCO
            Incorporated under the laws of the State of Delaware

                         COMMON STOCK PURCHASE WARRANTS
                         ------------------------------


This certifies that _______________ (the "holder") is the owner of _________ Common Stock Purchase Warrants (the "warrants"), each Warrant giving the holder the right to purchase one (1) fully paid and non-assessable share of Common Stock, $.001 par value, of VASCO (the "Company") at any time through June 1, 2001, (the "exercise date") at an exercise price of $4.50 per Warrant and subject to the terms, conditions and limitations set forth herein. The shares of Common Stock underlying these Warrants shall have 'piggy back registration rights" as set forth in a Registration Rights Agreement dated May 28, 1996 by and between Company and Holder The effective date of these Warrants is May 28, 1996.

As of Midnight of the exercise date, any unexercised Warrants issued herein will automatically and without notice terminate and become null and void, unless extended by action of the Board of Directors. Any exercise of these Warrants shall be in writing, addressed to the Secretary of the Corporation at its principal place of business, using the form attached hereto, and shall be accompanied by payment in full by check.

In the event, at the time of exercise of the Warrants, there does not exist a Registration Statement on an appropriate Form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall have become effective and shall be current with respect to the underlying shares being purchased, and in the opinion of counsel to the Company such underlying shares will upon issuance be "restricted" securities within the meaning of Rule 144 under the Act, you will represent and warrant to the Company (i) that, upon exercise of the Warrants, you are purchasing the underlying shares for investment only and not with a view to the resale or distribution thereof and
(ii) that any subsequent resale or distribution of any such underlying shares shall be made either pursuant to (x) a Registration Statement on an appropriate Form under the Act, which Registration Statement shall have become effective and shall be current with respect to the underlying shares being sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale or sales of such underlying shares, obtain a favorable written opinion from counsel for, or approved by the Company, as the applicability of such exemption.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its authorized officers, and its Corporate Seal, to be hereunto affixed this ____ day of _________, 1996.



 ______________________                 ____________________________________
 Secretary                                               President

                           (Apply Corporate Seal)

                                  EXHIBIT B
                        Registration Right Agreement


This Agreement by and between VASCO CORP. ("Company") and KYOTO SECURITIES, LTD., a Bahamian corporation ("Purchaser") is made as of May 28, 1996.

     Definitions: As used in this Registration Rights Agreement, the following defined terms shall have the following meanings:

     "Purchase Agreement" shall mean that certain Purchase Agreement by and between VASCO CORP. and Kyoto Securities, Ltd., dated May 28, 1996.

     "Shares" shall mean 666,666 shares of VASCO Common Stock issued to Purchaser pursuant to the Purchase Agreement.

     "Warrants" shall mean 100,000 Warrants to purchase VASCO Common Stock pursuant to the terms of the Purchase Agreement

     "Warrant Shares" shall mean 100,000 shares of VASCO Common Stock to be issued upon exercise of the Warrants.

     "Note Conversion Shares" shall mean shares of VASCO Common Stock to be issued upon conversion of all or a portion of the principal and interest of the Convertible Note issued to Purchaser pursuant to the terms of the Purchase Agreement.

     "Convertible Note" to be issued to Purchaser pursuant to the terms of the Purchase Agreement.

The Company agrees to register all Shares, Warrants, Warrant Shares, and Note Conversion Shares (collectively "Payment Shares") under the following terms:

     A. If, at any time commencing from the date of this Agreement until June 1, 2001, the Company proposes to file a registration statement for the public sale of Shares of its Common Stock, written notice of such proposal, will be given to Purchaser at least 60 days prior to the filing of such registration statement. The term "Registration Statement" as used in this Section shall be deemed to include any form which may be used to register a distribution of securities to the public. Company agrees that on written notice received from Purchaser, within 20 days after Purchaser's receipt of the notice to file a registration statement, Company shall afford the holders of Payment Shares the opportunity to have the Payment Shares included in such Registration Statement. The registration rights set out in this Paragraph A shall apply each and every time the Company proposes to file a registration statement for the public sale of shares of its Common Stock, until June 1, 2001.

     B. Notwithstanding the provisions of this Agreement, Company shall have the right, at any time after it shall have given written notice to Purchaser pursuant to this Agreement, to elect to offer none, or only a portion of the Payment Shares in such Registration Statement, if, in the good faith and reasonable opinion of the Company's managing underwriter to the offering, the sale of the Payment Shares to be included would be materially detrimental to the success of the offering. The Purchaser shall be entitled to receive a written explanation from the Company's Managing Underwriter of such determination.

     C. Notwithstanding any provision to the contrary contained herein, Company shall not be required to include any of the Payment Shares in any Registration Statement with respect to shares offered in any underwriting, unless Purchaser agrees to offer such shares, on the same terms and conditions as Company shares are being offered, and to sign an underwriting agreement in the form to be signed by the other offerors, if any.

     D. The shareholders desiring to sell shares of common stock pursuant to the registration rights granted herein shall provide Company with all reasonable information relating to such sale and on which Company shall be entitled to rely and to include such information in any such Registration Statement.

     E. All sales pursuant to any such Registration Statement shall be made in accordance with the provision of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934 as amended, (the "Exchange Act") and Company shall not be required to include any such Payment Shares in any registration until is has received written assurances reasonably satisfactory in form and substance to Company from the shareholders offering such Payment Shares that such sales shall be so conducted.

     F. All expenses incurred by Company in complying with the registration requirements hereof shall be borne by Company. On notice to any shareholder offering Payment Shares covered by a Registration Statement that such Registration Statement or prospectus relating thereto requires revision, such holder will immediately cease to make offers or sale pursuant to such Registration Statement and return all such Registration Statements and prospectuses to Company. All registration rights granted herein may apply only to shares of common stock issued by Company. Company is under no obligation to maintain the effectiveness of any Registration Statement for more than an aggregate of 90 days.

     G. In connection with the filing of any Registration Statement or offering statement under this Agreement, Company covenants and agrees that it will take all necessary action which may be required in qualifying or registering the Payment Shares included in a Registration Statement or offering statement for the offer and sale under the securities or blue sky laws of such states as may be reasonably requested by the holders of the Payment Shares; provided, that Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

     H. In the event that the payment Shares are the subject of or are included in any Registration Statement or offering statement which is filed and becomes effective, Company agrees to utilize its best efforts to keep the same, including blue sky filings, for an effective period of not less than 90 days. The holders of the Payment Shares shall cooperate with Company and shall furnish such information as Company may reasonably request in connection with any such registration or offering statement hereunder, on which Company shall be entitled to rely.

     I.   Company further agrees that in the event that the Payment
          Shares are transferred, sold or otherwise disposed of in compliance with the Purchase Agreement, the new owner of the transferred Payment Shares will be entitled to the registration rights set forth herein until June 1, 2001. Company will fully cooperate in connection with such transfer and/or sale at Company's sole expense.

     J. Company further agrees and represents that while any of the Payment Shares are outstanding and held by Purchaser or Purchaser's affiliates, Company will timely file or cause to be filed all reports and documents required under the Act as well as such additional information as if necessary in order to allow the holder of the Payment Shares to rely upon the provisions of Rule 144 promulgated under the Act with respect to the current public information requirements contained in Rule 144.

     K. In the event of any registration of any Company common stock under the Securities Act pursuant to this section, Company shall indemnify and hold Purchaser or any subsequent transferee of the Payment Shares harmless against any losses, claims, damages or liabilities, joint or several, to which such holder may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained herein, or any amendment required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder for any legal or any other expenses reasonably incurred by such holder in connection with investigating or defending any such loss, claims, damage, liability or action; provided, however, that Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder and shall survive the transfer of such securities by such holder and consummation of the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto, as of the date first above written.
COMPANY:

VASCO CORP.


BY:
     --------------------------
     T. Kendall Hunt, President



PURCHASER:

KYOTO SECURITIES, LTD.,
a Bahamian corporation



BY:
    ------------------------------
     Its President


BY:
    ------------------------------
     Charles P. Villeneuve

                                  EXHIBIT C

                    [LAIDLEY, SUTTER, & PORTER LETTERHEAD]


                                 May 28, 1996


To Purchaser,
as specifically identified
in a certain Purchase Agreement,
dated May 28, 1996

Dear Sir:

     We have acted as counsel for VASCO CORP., a Delaware corporation ( the "Company"), in connection with a certain Purchase Agreement, by and between the Company and Kyoto Securities, Ltd., dated May 28, 1996 ("Purchase Agreement"), and its attached exhibits: Exhibit A ("Form of Warrant"), Exhibit B ("Registration Rights Agreement"), Exhibit C ("Convertible Note"), and Exhibit D ("Legal Opinion of Company Counsel"), authorizing the issuance and private placement sale by the Company of: (a) 666,666 Shares of the Company's common stock, par value $0.001 per share at a price per share of $4.50 per share ("Shares of Common Stock"); (b) 100,000 Common Stock warrants ("Warrants"); (c) 100,000 shares of Company Common Stock to be issued upon exercise of the Warrants ("Warrant Shares"); (d) the Convertible Note ("Note"); and (e) shares of the Company's Common Stock to be issued upon conversion of all or a portion of the Note issued pursuant to the Purchase Agreement ("Note Conversion Shares"). This opinion in furnished to you pursuant to Section 4 of the Purchase Agreement.

     We have assisted in the preparation of the Purchase Agreement and the Exhibits thereto. We have examined signed copies of the registration statement of the Company of Form 10-SB, together with all exhibits thereto ("Registration Statement"), all as filed with Securities and Exchange Commission ("Commission") under the Securities Act of 1934, as amended ("Act of 1934"); an executed copy of the Purchase Agreement, executed copies of the certificates evidencing the Warrants ("Warrant Certificate"), and such other documents as we have deemed necessary as a basis for the opinions expressed herein.

     We express no opinion as to the laws of any jurisdiction other than those of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United Sates of America. For purposes of our opinion expressed in the last sentence of paragraph 2, we have relied solely on a certificate of the chief financial officer of the Company as to locations where the Company owns or leases real property and on certificates of public officials as to the qualification of the Company as a foreign corporation in each foreign jurisdiction.

     Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the company, we have made inquiries to the extent we believe reasonable with respect to such matters and have relied upon representations made by the Company in the Purchase Agreement and representations made to us by one or more officers of the Company. Although we have not independently verified the accuracy of such representations, we do not know of he existence or absence of any fact contradicting such representations. Any reference herein to "our knowledge," "known to us" or any variation thereof shall mean the actual knowledge of lawyers in this firm who have participated in our representation of the Company in connection with the preparation of the Registration Statement.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing with the Secretary of State under the laws of the State of Delaware.

     2. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Form 10-SB. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real property.

     3. The Shares of Common Stock, the Warrants, the Warrant Shares, the Note, and the Note Conversion Shares have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by the Purchase Agreement.

     4. The Purchase Agreement, the Warrant Certificates, and the Note have been duly authorized, executed and when delivered by the Company, subject to the qualifications stated in the last paragraph of this opinion, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. When issued, the Shares of Common Stock, the Warrant Shares and the Note Conversion Shares will be duly authorized, executed and delivered by the Company and, subject to the qualifications stated in the last paragraph of this opinion, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     5.   The execution and delivery by the Company of the Purchase
          Agreement, the Warrant Certificate, and the Note, and the issuance by the Company of the Shares of Common Stock, the Warrants, the Warrant Shares, the Note and the Note Conversion Shares will not (i) violate the Certificate of Incorporation or By-Laws of the Company, (ii) breach or result in a default under any agreement or instrument listed as an Exhibit to the Registration Statement or (iii) violate any applicable law or regulation or, to our knowledge, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentally binding upon the Company or any of its properties, except that we express no opinion as to state securities or blue sky laws or the antifraud provisions of federal securities laws.

     6. No approval, authorizations or consents of any governmental entity are required for the execution and delivery of the Purchase Agreement, the Warrant Certificates, or the Note, to permit the Company to sell the Shares of Common Stock, the Warrants, and the Note, and to issue and sell the Shares of Common Stock, the Warrant Shares, or the Note Conversion Shares, except such as may be required under state securities or blue sky laws, as to which we express no opinion.

     7. The Company has reserved the number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the exercise of the Warrants and conversion of the Convertible Note, except to the extent that the number of shares of Common Stock potentially issuable on exercise of the Warrants pursuant to the Note conversion price provisions thereof may currently be indeterminate.

     8. The Shares of Common Stock, the Warrants, and the Note conform as to mattes of law with the description thereof contained in the Purchase Agreement.

     9. The Form 10-SB filed by the Company, to the best of the undersigned's knowledge, accurately describes the Company and contains no untrue or inaccurate statements.

     Our opinion that the Purchase Agreement, the Warrant Certificates, and the Note are enforceable against the Company in accordance with its terms, is subject to (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and
(ii) general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

                                             Sincerely,



                                             Forrest D. Laidley
                                             Laidley, Sutter & Porter

                                   EXHIBIT D

                                CONVERTIBLE NOTE

                          (TO FOLLOW ON NEXT 7 PAGES)





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